                                                                    EXHIBIT 99.6

[LETTERHEAD OF INTERMEDIA COMMUNICATIONS]

                                                   NEWS RELEASE

                                CONTACT:  Robert M. Manning
                                          Chief Financial Officer
                                          (813) 829-2403
                                                          or
                                          Chris Brown
                                          Sr. Vice President, Investor Relations
                                          (813) 829-2408


            INTERMEDIA COMMUNICATIONS TO ACQUIRE DIGEX INCORPORATED
                   ----------------------------------------
     COMBINATION EXTENDS INTERMEDIA'S LEADERSHIP POSITION IN FAST-GROWING
                      BUSINESS DATA COMMUNICATIONS MARKET


   TAMPA, FLORIDA (June 5, 1997) -- Intermedia Communications (ICIX: Nasdaq/NM) and DIGEX Incorporated (DIGEX) (DIGX: Nasdaq/NM) today announced that they have executed a definitive agreement for the acquisition of DIGEX by Intermedia for $13 per share or approximately $150 million. The acquisition will be consummated through a tender offer for all outstanding DIGEX shares, which will begin next week and will be followed by a cash merger. Management and other DIGEX option holders will receive Intermedia stock options for their DIGEX stock options, in lieu of receiving cash. The acquisition was unanimously approved by the Board of Directors of both companies, and shareholders owning a majority of the outstanding shares of DIGEX have agreed to sell their shares to Intermedia for $13 per share.

   Intermedia will hold a conference call at 9:00 AM EDT to discuss this transaction. To participate in this conference, call (800) 236-9153. A 24-hour replay will be available by calling (800) 633-8284, ID 2832850.

   DIGEX is among the limited number of national First Tier Internet service providers which positions the company to be a strong participant in the fastest growing sector of the Internet market--business connectivity. It is also a market leader in Web hosting and management and operates the world's largest Microsoft NT Web site management facility. DIGEX has over 2,000 customers and a staff of 450 people, including approximately 150 in sales and marketing.
Monthly annualized revenue was approximately $40 million for March 1997. The combined company would have had annualized monthly revenue of $241 million for the same month, with 37% of that total from enhanced data services. The combined company will have over 18,000 business and government customers, and over 1,500 employees.


EXCELLENT STRATEGIC FIT

   "A fundamental element of Intermedia's mission and a key to its success in acquiring business telecom market share is the continued expansion of our strong leadership position in enhanced data

                                    -MORE-

                                 SCHEDULE 14D-1

---------------------
CUSIP No. 253754105
---------------------

--------------------------------------------------------------------------------------------
        NAME OF REPORTING PERSONS:
   1    S.S. OR I.R.S. IDENTIFICATION NOS. OF ABOVE PERSON
        Daylight Acquisition Corp.
        Not Assigned
--------------------------------------------------------------------------------------------
        CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                             (a) [_]
   2    (See Instructions)                                                           (b) [_]
--------------------------------------------------------------------------------------------
        SEC USE ONLY
   3
--------------------------------------------------------------------------------------------
        SOURCES OF FUNDS (See Instructions)
   4    AF
--------------------------------------------------------------------------------------------
        CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
   5    PURSUANT TO ITEMS 2(e) or 2(f)                                                   [_]
--------------------------------------------------------------------------------------------
        CITIZENSHIP OR PLACE OF ORGANIZATION
   6    Delaware
--------------------------------------------------------------------------------------------
        AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH
  7.    REPORTING PERSON
        5,877,582 shares of Common Stock, $.01 par value
--------------------------------------------------------------------------------------------
        CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (7) EXCLUDES
  8.    CERTAIN SHARES (See Instructions)                                                [_]
--------------------------------------------------------------------------------------------
        PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (7)
   9    50.3%
--------------------------------------------------------------------------------------------
        TYPE OF REPORTING PERSON (See Instructions)
  10    CO
--------------------------------------------------------------------------------------------

                                 SCHEDULE 14D-1

---------------------
CUSIP No. 253754105
---------------------

--------------------------------------------------------------------------------------------
        NAME OF REPORTING PERSONS:
   1    S.S. OR I.R.S. IDENTIFICATION NOS. OF ABOVE PERSON
        Intermedia Communications Inc.
        59-291-3586
--------------------------------------------------------------------------------------------
        CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                             (a) [_]
   2    (See Instructions)                                                           (b) [_]
--------------------------------------------------------------------------------------------
        SEC USE ONLY
   3
--------------------------------------------------------------------------------------------
        SOURCES OF FUNDS (See Instructions)
   4    WC
--------------------------------------------------------------------------------------------
        CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
   5    PURSUANT TO ITEMS 2(e) or 2(f)                                                   [_]
--------------------------------------------------------------------------------------------
   6    CITIZENSHIP OR PLACE OF ORGANIZATION
        Delaware
--------------------------------------------------------------------------------------------
   7    AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH
        REPORTING PERSON
        5,877,582 shares of Common Stock, $.01 par value
--------------------------------------------------------------------------------------------
        CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (7) EXCLUDES
   8    CERTAIN SHARES (See Instructions)                                                [_]
--------------------------------------------------------------------------------------------
        PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (7)
   9    50.3%
--------------------------------------------------------------------------------------------
        TYPE OF REPORTING PERSON (See Instructions)
  10    HC, CO
--------------------------------------------------------------------------------------------

                                       3